SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA HOUSING & LAND DEVELOPMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou

Xi’An, Shaanxi Province

China 710054

October 4, 2012

Dear Stockholder:

On behalf of the board of directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”), I invite you to attend our 2012 Annual Meeting of Stockholders (the “Annual Meeting”). We hope you can join us. The Annual Meeting will be held:

At:	6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, P.R.C.

On:	October 26, 2012

Time:	9:00 a.m., local time

The Notice of Annual Meeting of Stockholders (the “Notice”), the proxy statement (the “Proxy Statement”) and our 2011 annual report (the “Annual Report”) accompany this letter.

At the Annual Meeting, we will report on important activities and accomplishments of the Company and review the Company’s financial performance and business operations. You will have an opportunity to ask questions and gain an up-to-date perspective on the Company and its activities, and to meet certain directors and key executives of the Company.

As discussed in the enclosed Proxy Statement, the Annual Meeting will also be devoted to the election of directors, the ratification of the appointment of the Company’s accountants and any other business matters properly brought before the Annual Meeting.

Your vote is very important. We know that many of our stockholders will be unable to attend the Annual Meeting. We are soliciting proxies so that each stockholder has an opportunity to vote on all matters that are scheduled to come before the stockholders at the Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is exercised. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continued interest in China Housing & Land Development, Inc. We look forward to seeing you at our Annual Meeting.

If you have any questions about the Proxy Statement, please contact Laurent Luo, 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China.

Sincerely,
/s/ Pingji Lu
Pingji Lu
Chairman

China Housing & Land Development, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

October 4, 2012

To the Stockholders of CHINA HOUSING & LAND DEVELOPMENT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of China Housing & Land Development, Inc., a Nevada corporation (the “Company”), will be held on October 26, 2012, at 9:00 a.m., local time, at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China, for the following purposes:

1.	To elect seven (7) persons (the “Nominees”) to the board of directors of the Company (the “Board”), each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the selection by the Board of MSCM LLP (“MSCM”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board unanimously recommends a vote FOR the election of the Nominees as directors and FOR the ratification of MSCM as auditor.

Only stockholders of record at the close of business on October 3, 2012 are entitled to notice and to vote at the Annual Meeting and any adjournment.

The Board has fixed the close of business on October 3, 2011, as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, P.R.C. starting two (2) business days after the date of this Notice.

You are cordially invited to attend the Annual Meeting.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2011 Annual Report accompanies this Notice, but it is not deemed to be part of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on October 26, 2012:

The proxy statement and 2011 Annual Report to Stockholders are available at http://www.chldinc.com/chld_en/.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by either completing, signing and returning the accompanying proxy card as directed either in instructions of our transfer agent, Securities Transfer Corporation (the “Transfer Agent”) or on the proxy card included with this Proxy Statement. You do not have to affix postage if you mail the proxy card in the United States. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.

If you plan to attend the Annual Meeting, please mark the accompanying proxy card in the space provided and return it to us as directed on the proxy card. This will assist us in our preparation for the Annual Meeting. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please ask the broker, trust, bank, or other nominee that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the Annual Meeting.

By Order of the Board of Directors,

/s/ Pingji Lu
Pingji Lu
Chairman

China Housing & Land Development, Inc.

6 Youyi Dong Lu, Han Yuan 4 Lou

Xi’An, Shaanxi Province 710054

People’s Republic of China

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of China Housing & Land Development, Inc., a Nevada corporation (the “Company,” “China Housing” or “we”), for the 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m., local time, on October 26, 2012, and at any adjournment or adjournments thereof, at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’an, Shaanxi Province 710054, People’s Republic of China.

The approximate date on which the Proxy Statement and form of proxy are intended to be sent or given to stockholders is October 4, 2012.

The purposes of the Annual Meeting are: (i) to elect seven (7) directors to the Board of the Company; (ii) to ratify the appointment MSCM LLP (“MSCM”) as the Company’s independent registered public accounting firm for fiscal year 2012; and (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Who May Vote

Only stockholders of record of our common stock, $0.001 par value (the “Common Stock”), as of the close of business on October 3, 2012 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and starting two (2) business days after the date of this Proxy Statement, during office hours, at the executive offices of the Company at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China, by contacting the Secretary of the Company.

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to one or more proposals, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

As of the Record Date, we had issued and outstanding 35,086,599 shares of Common Stock. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on all matters to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Voting Your Proxy

You may vote by the following method:

•	Completing and signing the proxy card and mailing it in the enclosed postage-paid envelope.

If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein and FOR ratification of MSCM as the Company’s independent registered public accounting firm. In addition, if other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters. Under Proposal 1 (Election of Directors), the seven candidates for election as directors at the Annual Meeting are uncontested. In uncontested elections, directors are elected by a majority of the votes cast at the Annual Meeting. Proposal 2 (Ratification of Independent Auditors) requires the vote of a majority of the shares present in person or by proxy at the Annual Meeting for approval.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter but will be considered for the purpose of determining the number of total votes present at the Annual Meeting. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on matters (such as the election of directors, the ratification of the selection of the independent registered public accounting firm) that require the affirmative vote of a majority of the votes cast or the shares voting on the matter.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the Annual Meeting will not revoke a proxy. Such revocation may be effected in writing by execution of a subsequently dated proxy or by a written notice of revocation, in each case sent to the attention of the Secretary at the address of our principal office set forth above in the Notice to this Proxy Statement, or by your attendance and voting in person at the Annual Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Annual Meeting.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

Delivery of Proxy Materials to Households

Only one copy of the Company’s 2011 Annual Report and Proxy Statement for the 2012 Annual Meeting of Stockholders will be delivered to an address where two (2) or more stockholders reside unless we have received contrary instructions from a stockholder at the address. A separate proxy card will be delivered to each stockholder at the shared address.

If you are a stockholder who lives at a shared address and you would like additional copies of the 2011 Annual Report, this Proxy Statement, or any future annual reports or proxy statements, contact Laurent Luo at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China; Telephone number 011 86 29-8258-2632, and we will promptly mail you copies.

Interest of Officers and Directors in Matters to Be Acted Upon

Management and directors of the Company have an interest in matters that will be acted upon at the Annual Meeting because the directors are named as nominees for election to the Board.

Security Ownership Of Certain Beneficial Owners And Management And Related Stockholders Matters

The rules of the SEC require disclosure regarding any persons known to us to be a beneficial owner of more than 5% of our Common Stock. The following table sets forth as of October 4, 2012 the beneficial ownership of our Common Stock by each person who has reported to the SEC beneficial ownership of more than 5% of our Common Stock, based on the reports filed by these persons.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Pope Asset Management LLC 5100 Poplar Ave Ste 805 Memphis, TN 38137	5,325,702	15.18%

(1)	Beneficial and percentage ownership information is based on information contained in Schedule 13G filed with the SEC on February 15, 2012 by Pope Asset Management LLC. The schedule indicates that as of December 31, 2011, Pope Asset Management LLC had sole voting power over 5,325,702 shares, shared voting power over 0 shares, sole dispositive power over 5,325,702 shares, and shared dispositive power over 0 shares.

The following table sets forth certain information, as of October 4, 2012, with respect to the beneficial ownership of the outstanding Common Stock by (i) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Officers and Directors (1)	Title	Amount and Nature of Beneficial Ownership	Percent of Class (2)
Mr. Pingji Lu	Chairman	3,719,499	10.60%
Mr. Xiaohong Feng	CEO & Managing Director	745,856	2.13%
Ms. Jing Lu	COO & Board Secretary	588,570	1.68%
Mr. Yusheng Lin	Independent Director	1,151	0.00%
Mr. Heung Sang Fong	Independent Director	10,000	0.03%
Mr. Suiyin Gao	Independent Director	20,000	0.06%
Mr. Albert McLelland	Independent Director	3,750	0.01%
Mr. Cangsang Huang	CFO & Director	60,000	0.17%
Director and Officers as a Group with Total 8 Persons		5,148,826	14.67%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Xi’an Tsining Housing Development Co., Ltd., 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’an, Shaanxi Province, China 710054.

(2)	Applicable percentage ownership is based on 35,086,599 shares of Common Stock outstanding as of October 4, 2012. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and committee meetings, by reviewing analysis and reports, and through discussions with the Chairman and other officers.

There are currently seven (7) directors serving on the Board. At the Annual Meeting, seven (7) directors will be elected, each to hold office until the next annual meeting of stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a director. The seven (7) nominees for election as directors are uncontested. In uncontested elections, directors are elected by majority of the votes cast at the Annual Meeting. Proxies submitted on the accompanying proxy card will be voted for the election of the nominees listed below, unless the proxy card is marked otherwise.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of the nominees listed below.

Information about Nominees

Set forth below are the names of the nominees, their ages, all positions and offices that they hold with us, and their business experience during at least the last five (5) years. The directors will serve until the next annual meeting of the stockholders or until their successors are elected or appointed and qualified.

Name	Age	Title	Director since
Mr. Pingji Lu	61	Chairman of the Board of Directors	September 1999
Mr. Xiaohong Feng	47	Chief Executive Officer & Director	January 2003
Mr. Cangsang Huang	33	Chief Financial Officer & Director	October 2009
Mr. Yusheng Lin	46	Independent Director	October 2011
Mr. Albert McLelland	53	Independent Director	February 2009
Mr. Heung Sang Fong	53	Independent Director	September 2010
Mr. Suiyin Gao	58	Independent Director	October 2007

Background of Nominees

Mr. Pingji Lu, Chairman of the Board of Directors

Mr. Pingji Lu, 61, has served as the Chairman of the Board since joining the Company in September 1999. In addition, Mr. Lu was the founder of Lanbo Financial Investment Company Group Limited, where he was the Chairman of the Board and Chief Executive Officer from its formation in September 2003 until its merger with Lanbo Financial Group, Inc., after which Mr. Lu served as the Chairman of the Board and Chief Executive Officer of Lanbo Financial Group, Inc. until December 2005. Prior to that Mr. Lu was the Chairman of the Board and Chief Executive Officer of Xi’an Newstar Real Estate Development Co., Ltd. from 1998 and where he previously served as General Manager from 1992 to 2003. From February 1968 to December 1999, Mr. Lu held various positions in the Chinese military, including soldier, Director of Barrack Administration, Supervisor, and Senior Colonel. Mr. Lu is a member of the Enterprise Credit Association of Shaanxi Province. Mr. Lu graduated from Xi’an Army College with a major in architectural engineering. On January 12, 2009, Mr. Lu resigned as Chief Executive Officer but has remained as Chairman of the Company. We believe Mr. Pingji Lu, the founder of the Company, has the most extensive knowledge and experience in the real estate industry within the Company and that such knowledge and experience qualify him for the Chairman position.

Mr. Xiaohong Feng, Chief Executive Officer & Director

Mr. Xiaohong Feng, 47, has served as the Chief Operating Officer and a Director of the Company since joining the Company in January 2003. In addition, Mr. Xiaohong Feng was a Director of Lanbo Financial Group, Inc. from November 2004 until December 2005. Previously, from 2003 to 2004, Mr. Feng served as President and a Director of Xi’an Newstar Real Estate Development Co., Ltd. From June 1996 to December 2002, Mr. Feng was General Manager and President of Xi’an Honghua Industry, Inc. He is a member of the China Architecture Association, Vice President of the Shaanxi Province Real Estate Association, and Vice Director of the Xi’an Decoration Association. Mr. Feng received an M.S. in architecture science from Xi’an Architecture & Technology University in 1990. On January 12, 2009, Mr. Feng was appointed as Chief Executive Officer of the Company. We believe Mr. Xiaohong Feng has extensive real estate knowledge and experience, as well as a strong architecture background. In addition, his role as Chief Executive Officer provides him with intimate knowledge of our operations and the markets in which we conduct our business. It is for these qualities that he was selected to serve as a Director of the Company.

Mr. Cangsang Huang, Chief Financial Officer & Director

Mr. Cangsang Huang, 33, has served as a Director since October 2009 and, beginning in October 2008, served first as Assistant Chief Financial Officer and then Chief Financial Officer of the Company. Mr. Huang worked at Cantor Fitzgerald from 2006 until 2007 and played an active role in several public financings for companies in the transportation/shipping sectors as well as several U.S. listed publicly-traded Chinese companies. In 2007, Mr. Huang worked for Merriman Curhan & Ford Inc.(“Merriman”) followed by Collins Stewart LLC (“Collins Stewart”). He helped set up Merriman and Collins Stewart’s China banking practice and participated in several China related financing transactions, including General Steel (NYSE: GSI) and FUQI International (Nasdaq: FUQI). From 2001 to 2004, Mr. Huang worked in Guangzhou, China with China Communication Construction Company Limited (1800.HK) as a project manager where he provided financial advisory services to both private and state-owned companies and participated in multiple multi-billion RMB infrastructure projects. Mr. Huang graduated from Shanghai Maritime University with a degree in transportation economics and has a master’s degree in statistics from Columbia University. Mr. Huang is a CFA Level III candidate and has his NASD Series 7 & 63 licenses. We believe Mr. Cangsang Huang is qualified for the position of Director because he has extensive investment banking experience and extensive knowledge of U.S. capital markets.

Mr. Heung Sang Fong, Independent Director

Mr. Fong, 53, has served as an independent Director of the Company since September of 2010. He also serves as Chief Financial Officer, Corporate Secretary, and Director of China Electric Motor Inc. (“China Electric”). Mr. Fong has served as China Electric’s Chief Financial Officer and Corporate Secretary since June 2010 and as a Director of China Electric since January 2010. From February 2009 to March 2010, Mr. Fong served as the Chief Financial Officer and as a Director of Apollo Solar Energy, Inc. (OTCBB: ASOE). From December 2006 to January 2009, Mr. Fong served as the Executive Vice President of Corporate Development of Fuqi International, Inc. (NASDAQ: FUQI). From January 2004 to November 2006, Mr. Fong served as the Managing Partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients in capital raising activities in the United States. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. From March 2002 to March 2004, he served as Chief Financial Officer of Pacific Systems Control Technology, Inc. From May 2001 to November 2001, Mr. Fong was the Director of Finance of PacificNet, Inc., a customer relationship management, mobile internet, e-commerce and gaming technology company based in China. Mr. Fong graduated from the Hong Kong Baptist College with a diploma in History in 1982. He also received an MBA from the University of Nevada at Reno in 1989 and a master’s degree in accounting from the University of Illinois at Urbana Champaign in 1993. Mr. Fong’s long and varied business career, including service as a CFO and Director of a publicly-traded company, as well as his financial and accounting experience as a U.S. CPA and knowledge of the capital markets qualify him to serve on the Company’s Board.

Mr. Yusheng Lin, Independent Director

Mr. Yusheng Lin, 46, has served as independent Director of our Company since October of 2011. Mr. Lin is currently the Executive Director of Kingworld Medicines Group Ltd. (01110.HK) (“KMG”). He has been the deputy general manager of SZK since June 2006. He is primarily responsible for the capital management and the operations of KMG, a company that he joined in August of 2009. He has more than 10 years of experience in the pharmaceutical industry. From 1999 to 2004, he worked at Xi’an Lijun Pharmaceutical Company Limited (“XLPC”), which is principally engaged in the manufacture and sale of pharmaceutical products in the PRC. XLPC is a wholly owned subsidiary of Lijun International Pharmaceutical (Holding) Company Limited (2005.HK) (“XLPC Parent”), a company listed on the Hong Kong Stock Exchange which, together with its subsidiaries, is engaged in the research, development, manufacture and sale of finished medicines and bulk pharmaceutical products to hospitals and distributors. Mr. Lin held the position of vice president of XLPC Parent from 2004 to 2006. From 2005 to 2006, he also held the position of chairman of XLPC. In 1989, he obtained a bachelor’s degree in philosophy from Yanan University. He received a master’s degree in business administration from Hong Kong Polytechnic University in 2006. We believe Mr. Lin’s wealth of business experience enable him to effectively contribute as a Director of the Board.

Mr. Suiyin Gao, Independent Director

Mr. Suiyin Gao, 58, has served as independent Director of our Company since October 2007. He has over 30 years of experience in human resources and management consulting. Mr. Gao is currently the head of the Shaanxi Senior Talent Office, which is affiliated with the Shaanxi Provincial government and is focused on corporation management, consultation and human resources services. Mr. Gao is the founder and chairman of Shanxi Management Member Club, one of the largest manager clubs in Shanxi province. Mr. Gao is currently an independent director of six enterprises, and also has acted as a senior consultant to more than twenty enterprises. Previously, beginning in 1973, Mr. Gao worked in government service. In 1998, Mr. Gao received his MBA from Northwest University in China. We believe Mr. Gao’s qualifications to serve on the Board include his extensive knowledge and experience in human resources and management consulting as well as his knowledge of our industry.

Mr. Albert McLelland, Independent Director

Mr. Albert McLelland, 53, has served as an independent Director since February 2009. He also serves as the Chairman of the Board’s Audit Committee. Since September 2008, Mr. McLelland has served as an independent Director and Chairman of the Audit Committee of the Board of Directors for China Fire & Security Group, Inc. On March 9, 2009, Mr. McLelland became an independent Director and Chairman of the Audit Committee of the Board of Directors for Yanglin Soybean, Inc. Mr. McLelland has been the Senior Managing Director of AmPac Strategic Capital LLC since 2003. He is also a founder and Managing Director of AmPac-TDJ LLC. Prior to founding AmPac Strategic Capital, Mr. McLelland was responsible for the day to day cross-border transactions practice of PricewaterhouseCoopers’ financial advisory services. Mr. McLelland has extensive investment and merchant banking experience, has built two Asian-based financial service firms, and has led the corporate finance department at CEF Taiwan Limited. He began his investment banking career in public finance at Shearson Lehman. He holds an MBA from the University of Chicago and a master’s of international affairs from Columbia University. He completed his undergraduate studies at the University of South Florida and studied Mandarin at the National Normal University in Taiwan. He has also earned a Certificate of Director Education from the National Association of Corporate Directors. We believe Mr. Albert McLelland’s qualifications to serve on our Board include his extensive knowledge and experience in auditing, and his extensive knowledge of the Company and the industry.

Background of Executive Officers Who Are Not Nominees

Ms. Jing Lu, Chief Operating Officer & Board Secretary

Ms. Lu, 32, has served as Chief Operating Officer since January 2009. She previously served as Vice President of the Company from 2004 through 2008. Ms. Lu continues to serve as Board Secretary, which she has done since 2004, and is the Company’s primary spokeswoman with investors and security analysts. She received her master’s degree from King’s College in London in September 2004. Ms. Lu is the daughter of Mr. Pingji Lu.

Director Compensation

The table below sets forth the salary our independent director received for the services performed in the last fiscal year. Our directors’ salary comprises of both cash and stock.

Name and		Salary		Option	Non-Equity Incentive Plan	Change in Pension Value and Nonqualified Deferred Compensation	All Other
Principal		Cash	Stock (1)	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)
Heung Sang Fong Independent director of the Board	2011	$25,000	10,500	0	0	0	0	35,500

Albert McLelland Independent director of the Board	2011	$55,000	0	0	0	0	0	55,000

Michael Marks (2)(3) Independent director of the Board	2011	$19,293	8,105	0	0	0	0	27,398

Suiyin Gao Independent director of the Board	2011	$15,000	7,000	0	0	0	0	22,000

Yusheng Lin (3) Independent director of the Board	2011	$3,750	1,611	0	0	0	0	5,631

1.	The stock awards of 2011 were valued based on the closing price of our Common Stock on the NASDAQ on March 21, 2011, which was $1.40.

2.	Michael Marks resigned as director effective October 13, 2011.

3.	Yusheng Lin replaced Michael Marks as director on October 13, 2011.

Compensation agreements are signed with each director, and the agreements are renewed annually. Each director’s compensation is decided by criteria, such as experience, work load, and level of responsibility.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

China Housing’s current corporate governance practices and policies are designed to promote stockholder value, and China Housing is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity. The Board of Directors held 5 meetings in the 2011 fiscal year and the attendance rates for all Board members were over 75%.

Board Composition and Committees

The following table sets forth all our independent directors of the Board of Directors and their positions at the Compensation, Nominating and Audit Committees:

Independent Directors	Title	Service in committee

Mr. Yusheng Lin	Independent Director	Chairman of the Compensation Committee; Member of the Audit Committee; Member of the Nominating and Corporate Governance Committee

Mr. Heung Sang Fong	Independent Director	Member of the Nominating and Corporate Governance Committee; Member of the Audit Committee

Mr. Albert McLelland	Independent Director	Chairman of the Audit Committee; Member of the Compensation Committee

Mr. Suiyi Gao	Independent Director	Chairman of the Nominating and Corporate Governance Committee, Member of the Compensation Committee

Code of Ethics

On November 8, 2007, the Company’s Board of Directors adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of this Code of Ethics is available on the Company’s website, www.chldinc.com, in the section entitled officers & directors, which can be found on our home page.

Audit Committee

The Audit Committee held four meetings in the 2011 fiscal year and the attendance rates for all committee members were over 75%.

The Audit Committee is directly responsible for the appointment, retention and oversight of the work of any independent accountants employed by the Company for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other services. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm.

All members of the Audit Committee are independent directors. The Company’s Board of Directors has determined that Mr. Albert McLelland possesses accounting or related financial management expertise and that he qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

The Audit Committee has a charter that can be found on the Company’s website at: http://www.chldinc.com/chld_en/.

Compensation Committee

The Compensation Committee held two meetings in the 2011 fiscal year and the attendance rates for all committee members were 100%.

The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. All of the members of the Compensation Committee are independent directors.

The Compensation Committee has a charter that can be found on the Company’s website at: http://www.chldinc.com/chld_en/.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee held two meeting in the 2011 fiscal year and the attendance rates for all committee members were over 100%.

The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing, and making periodic recommendations concerning the company’s corporate governance policies and recommending candidates for election to the Company’s Board of Directors. The committee also oversees our adherence to our corporate governance standards. All of the members of the Nominating and Corporate Governance Committee are independent directors.

The Nominating and Corporate Governance Committee has a charter that can be found on the Company’s website at: http://www.chldinc.com/chld_en/.

Nomination Procedures

Pursuant to the Nominating and Governance Committee Charter, the Nominating and Corporate Governance Committee will consider candidates proposed by stockholders of the Company. As provided in the charter of the Nominating and Corporate Governance Committee, stockholder nominees are subject to the same review as the candidates proposed by members of the Nominating and Corporate Governance Committee.

In the case of a director nominee to fill a Board vacancy, the Nominating and Corporate Governance Committee shall be responsible for selecting or recommending candidates to the Board. In nominating a candidate for Board membership, the Nominating and Corporate Governance Committee shall take into consideration certain criteria including experience as well as any other factors the Nominating and Corporate Governance Committee deems appropriate.

Board Leadership Structure

In 2009, the Mr. Lu became the Chairman of the Board and Mr. Feng took over Mr. Lu’s role as Chief Executive Officer. The Board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is appropriate at this time in light of the evolution of the Company’s business and operating environment. In consideration of diversity for the composition of the Board, we chose to elect Mr. Lin, Mr. McLelland and Mr. Fong as our directors based on their unique experiences with both the U.S. capital markets and the Chinese capital markets. Each of the directors other than Mr. Lu, Mr. Feng and Mr. Huang is independent and the Board believes that the independent directors provide effective oversight of management.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Committee”) of the board of directors of China Housing & Land Development, Inc. (the “Company”) is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of The NASDAQ Capital Market and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on the Investor Relations section of the Company’s website at http://www.chldinc.com/chld_en/.

The Committee oversees the Company’s financial reporting process and internal control structure on behalf of the board of directors. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for expressing an opinion as to the conformity of Company’s consolidated financial statements with generally accepted accounting principles.

In performing its responsibilities, the Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. The Committee has also discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Committee received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and the Committee discussed with the auditors their independence. Based on the reviews and discussions referred to above, the Committee unanimously recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

AUDIT COMMITTEE

Mr. Albert McLelland

Mr. Yusheng Lin

Mr. Heung Sang Fong

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objective of our executive compensation program is to attract and retain an excellent management team that has key attributes such as business acumen, industry experience, personal integrity, the ability to recognize and make the most of the talent within the Company, and is motivated to work as a team and achieve results. A further objective of our compensation program is to provide incentives and reward each member of the management team for his or her contribution. In addition, we strive to promote an ownership mentality among key leadership and the Board of Directors.

The key elements of compensation for the executive officers are a base salary and a bonus paid in cash and/or incentive stock award in shares of the Company’s Common Stock. We have no policies for allocating between cash and non-cash compensation. The Company’s bonus has been paid mostly in cash because it is easier to measure the value of cash than stock for bonus payment. Whether the bonus is issued in stock is at the discretion of the Compensation Committee. Other than the stock issued under the 2007 Stock Incentive Plan, we have not issued any stock bonuses.

Our compensation program is designed to reward performance. The base salary is paid to provide for basic living expenses and bonuses are paid to reward performance. The amount of the payment has been determined based on work performance, importance of position and individual credentials. The guidance for the executive officers’ performance evaluation and performance assessment has been set forth in the Company’s Guidelines for Performance Evaluation and Performance Assessment Rule (the “Guidelines”). The Guidelines were established by the HR and the Compensation Committee and has been revised and updated annually. Our compensation elements are a business decision under the purview of the Compensation Committee, which evaluates the effectiveness of such elements on an annual basis, and are set forth in the Guidelines.

Based on the Guidelines, the general principle for executive compensation is that annual compensation equals (monthly base salary + monthly bonus) * 12 + annual bonus. Annual compensation is a fixed amount determined by the Compensation Committee at the beginning of the year based on the condition of our business, market and individual positions and capabilities. Every month, each individual is paid a certain amount of base salary and monthly bonus, which, for 12 months, constitutes 40-60% of the total annual compensation (the percentage is determined by the amount of annual compensation; the smaller the amount is, the bigger the percentage will be allocated). The rest of the compensation, based on the performance evaluation at year end, will be paid to executive officers all at once.

The monthly base salary is the minimum amount of salary permitted by the Chinese labor and employment law. Because the Compensation Committee understands that it is not sufficient to cover the basic life expenses of the executive officers and keep them motivated, the monthly bonus is paid to complement the base salary. However, the ability to keep the monthly bonus depends on whether the executive officers can meet their monthly performance targets. If the required performance targets have not been met, the monthly bonus already paid to the executive officers will be recouped by the Company. As a result, the “monthly bonus” is in fact a contingent part of salary which can be taken away by the Company at year end. The annual bonus is the bonus we pay for those who meet their annual performance targets. It is unrelated to the monthly bonus and once awarded, cannot be taken away. The salary, plus the bonus at year end, may exceed the annual compensation fixed at the beginning of the year if certain performance targets significant to the Company have been met pursuant to the principles of the Guidelines.

We are a relatively small company compared to many listed companies with limited resources and management manpower to engage in very sophisticated and complicated executive compensation calculation system. We have to spend our limited management resources on running our business operations rather than trying to maintain a sophisticated compensation system and depend on the business judgment of compensation committee to make business judgment calls on the overall policies and treatment of executive compensation issues. We engaged an independent compensation advisor in September 1999 but had to terminate the engagement due to cost considerations in October 2007. Before the termination, no substantive service was provided for many years due to non-performance of certain services to be provided by the consultant.

Our Compensation Committee reviews and approves, or in some cases recommends for the approval of the full Board, the annual compensation for our executive officers. Regarding most compensation matters, including executive and director compensation, our management provides recommendations to the Compensation Committee. Typically, our human resources department recommends to the Compensation Committee of the Board of Directors compensation package proposals based on prevailing compensation standards in our industry. The Compensation Committee, in turn, reviews and approves such proposals. Our Compensation Committee may consult with the executive officers to form a consensus on such packages. Our executive officers may discuss any disagreements and needed amendments to such proposals with our Compensation Committee before such proposals are finalized and approved by the Compensation Committee and then by the entire Board. It is a transparent process initiated by the human resources department that makes such recommendation directly to the Compensation Committee. The Compensation Committee does not delegate any of its functions to others in setting compensation. Our Compensation Committee does not include any executive officers.

In measuring our executive officers’ contributions, the Compensation Committee considers numerous factors including our growth, strategic business relationships and financial performance. The Compensation Committee takes the following actions in determining the compensation of our executive officers:

•	Reviewing the peer group to help decide Company performance and executive officer compensation. In this case we typically refer to our competitors in our market such as Xian Hi-Tech Industrial District Real Estate Development Co. Ltd, Xian Yahe Real Estate Development Co. Ltd, Xian Yanta District Rural & Urban Construction Development Company to compare and use as reference. We do not engage in benchmarking compensation against other companies.

•	Reviews executive officer compensation to ensure that a significant portion is performance-based to create incentives for above-target performance and consequences for below-target performance,

•	Reviews tally sheets of total compensation and benefits for each executive officer to ensure the Committee understands all aspects of each executive officer’s total compensation,

•	Approves incentive plans’ performance targets, which are linked to Company performance,

•	Ensure that total compensation paid to the Chief Executive Officer and the other executive officers is appropriate based on the Company’s performance relative to that of the peer group, and

•	Approves base salary adjustments and also approves annual award payouts for each year based on actual performance achieved relative to the pre-established performance targets and evaluation of individual performance.

We have no individual agreements, arrangements or other programs in which additional compensation is paid upon entering into or completing a change-in-control of the Company, nor is additional compensation or severance payable in the event of termination of employment following a change-in-control of the Company beyond amounts otherwise payable upon termination of employment.

The Company has entered into employment agreements and severance compensation arrangements with some of the named executive officers. Based on research on the peer group and general industry conducted by the consultant and the Committee’s own experience, the Company believes that pre-established severance arrangements provide assurances of fair treatment to the executives and help retain key executives for the benefit of the Company. Such agreements support the development of an experienced management team and are competitive with practices among the peer group.

The Committee has developed the following guidelines for the Company to limit compensation in severance agreements:

•	Employment and severance agreements are used only for a limited group of executives.

•	Termination of employment for cause should result in the forfeiture of all unpaid compensation, all unpaid cash or stock incentive compensation, and the Company may consider forfeiture of certain benefits that are not protected by federal or state law.

•	Death or disability should normally result in payment of compensation earned through that date, plus cash and stock compensation and other employee benefits under the terms and conditions of those plans.

•	Voluntary termination of employment or retirement should normally result in payment of compensation earned through that date, plus other vested employee benefits under the terms of the applicable plans and, in the case of retirement, accrued bonus and stock compensation under the terms of the applicable plans.

•	For involuntary termination of employment without cause, the value of cash severance arrangements should be limited to compensation normally payable through the end of the employment agreement, but generally not less than one year’s base salary and target bonus. Stock compensation should follow the vesting rules set by the Committee in the stock grant’s terms and conditions, although the Committee varies from this practice depending on the facts and circumstances. Employee benefits remain payable under the terms and conditions of the benefit plans.

Summary Compensation Table

The following table sets forth all compensation paid in respect of our Chief Executive Officer, Chief Financial Officer and all other executive officers for services rendered during the preceding three fiscal years. The compensation comprises base salary and bonus.

		Base	Bonus (2)		Stock	Option	Incentive plan	Deferred	All other
Name and		Salary	Cash		Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($) (1)	($)	Stock ($)	($)	($)	($)	($)	($)	($)

Pingji Lu	2011	301,241		N/A	N/A	N/A	0	0	0	301,241
Chairman of the Board of Directors	2010	251,090	0	N/A	N/A	N/A	0	0	0	251,090

Xiaohong Feng	2011	225,794		N/A	N/A	N/A	0	0	0	225,794
CEO & Managing Director	2010	221,550	0	N/A	N/A	N/A	0	0	0	221,550

Cangsang Huang	2011	133,920		N/A	N/A	N/A	0	0	0	133,920
CFO & Managing Director	2010	118,160	0	N/A	N/A	N/A	0	0	0	118,160

Jing Lu	2011	89,466		N/A	N/A	N/A	0	0	0	89,466
COO & Board Secretary	2010	118,160	0	N/A	N/A	N/A	0	0	0	118,160

1.	The Company pays salaries in RMB to all executive officers every month. The actual RMB amount paid is translated from US$. The exchange rates used were the average rates of 2011 and 2010, which were 0.1547 and 0.1477, respectively.

2.	The Company’s bonus has generally been paid in cash. Whether the bonus can be issued in stock is at the discretion of the Compensation Committee. In the past, we have issued stock bonuses under the 2007 Stock Incentive Plan, however not during the periods shown above.

Summary of Compensation Agreement with Chairman

The total annual compensation for Mr. Lu under agreement is US$301,241. The agreement provides for a monthly base salary of RMB 5,200 (or $804, using the average exchange rate in 2011 of .1547) determined based on the minimum base salary requirements by the Employment Law of the PRC), and a monthly performance salary of RMB 108,392 (or USD$16,768), which for 12 months, constitutes about 70% of the annual compensation based on the Guidelines. The performance or bonus payment is given pursuant to the Guidelines in accordance with relevant laws. The Company has the right to adjust Mr. Lu’s salary according to his production operations, alteration of his post and distribution methods for labor remuneration established under the law. Mr. Lu is entitled to pension insurance, unemployment insurance, medical insurance, overall-planned medical care for serious illnesses, housing fund and other social insurance of the Company pursuant to relevant regulations of the province and Xi’an city. In the event the Company terminates Mr. Lu’s employment in violation of the agreement, the Company shall be required to pay Mr. Lu, in addition to paying the salary for the remaining months of the term in full, economic compensation equal to 25% of the corresponding salary. The Company has set up both monthly and annual personal performance targets for Mr. Pingji Lu. The monthly bonus is measured in accordance with his contribution to the Company and reviewed and is subject to adjustment in his total annual compensation by the Compensation Committee periodically.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We do not have any member of our compensation committee who is, or was an officer or employee, or had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. We also do not have any executive officer who served as a member of the compensation committee of another entity or a director of another entity, whose executive officers served on our compensation committee or served as a director of our board.

Limitation of Liability and Indemnification of Officers and Directors

The Nevada General Corporation Law provides that corporations may include a provision in their articles of incorporation relieving directors of monetary liability for breach of their fiduciary duty as directors, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of a dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Our articles of incorporation provides that directors are not liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. In addition to the foregoing, our bylaws provide that we may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of our directors.

The above provisions in our articles of incorporation and bylaws and in the written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited us and our stockholders. However, we believe that the foregoing provisions are necessary to attract and retain qualified persons as directors.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

(a)  Articles of Incorporation. Our Articles of Incorporation provide that to the fullest extent permitted by the Nevada General Corporation Law as the same exists or may hereafter be amended, a director of our corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(b)  Bylaws. Our Bylaws provide that we may indemnify our directors, officers, employees and other agents to the fullest extent permitted under the Nevada General Corporation Law.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers, directors and persons who own more than 10 percent of our Common Stock to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Such executive officers, directors and over 10 percent stockholders are also required by SEC rules to furnish us with copies of all such forms they file.

Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that, during the year ended December 31, 2011, all executive officers, directors and over 10 percent stockholders filed on a timely basis all reports required to be filed by them under Section 16(a) with respect to our Common Stock.

Certain Relationships And Related Transactions and Director Independence

We have four directors that are independent under the independence standards of S-K Item 407(a)(1). They are: Mr. Yusheng Lin, Mr. Albert McLelland, Mr. Suiyin Gao, and Mr. Heung Sang Fong.

The Company has borrowed monies from certain employees to fund the Company’s construction projects. These unsecured loans bear interest at 20% (2010 - 20%) per annum and are available to all employees.

Included in these loans are loans from the Company’s executives and immediate family member:

	2011	2010
President	$889,750	$757,576
Chief executive officer	317,768	303,030
Chief financial officer	238,326	227,273
President’s immediate family member	158,884	-
	$1,287,879	$854,100

The Company does not allow borrowing by the employees from the Company. There are no buying/selling transactions between the employees and the Company. The employee loans were made at a time when the Company needed working capital to expand operation and the employees helped the Company by giving their loans. The loans were made at or below the then current market rate. We have the overall policy of not allowing related party transaction unless the Company benefit. All our directors and officers understand that they should not engage in any related party transactions and we have announced the rule to the employees of the Company at several employee meetings. The Company has instituted written policies and procedures for the review, approval, ratification of any related party transaction.

One of the Company’s executive officers’ spouse owned 37.83% of common stock of Xi’an Xinxing Days Hotel & Suites (“Days Hotel”). During the year ended December 31, 2011, the Company has incurred $168,667 (2010 - $120,409; 2009 - $Nil) fees to Days Hotel. The Company also sold 14 apartments amounting to $695,439 to Days Hotel during the first quarter. No apartments were sold to Days Hotel during the remaining three quarters of 2011. As at December 31, 2011, the Company has $106,440 (December 31, 2010 - $38,281) payable to Days Hotel.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

We are asking our stockholders to ratify the selection of MSCM as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of MSCM to our stockholders for ratification as a matter of good corporate practice. In the event our stockholders fail to ratify the appointment, the Board may reconsider this appointment.

The Company has been advised by MSCM that neither the firm nor any of its associates had any relationship with the Company. The Company does not expect that representatives from MSCM will be present at the Annual Meeting. However, if a representative from MSCM is present at the Annual Meeting, he or she may respond to appropriate questions from stockholders or make a statement if he or she desires to do so.

Principal Accounting Fees And Services

During fiscal 2009, 2010 and 2011 our principal independent auditor was MSCM, LLP. MSCM, LLP performed the audits for the years ended December 31, 2009, 2010, and 2011. The following are the services provided and the amounts billed during 2010 and 2011:

(a)	AUDIT FEES

The aggregate fees billed or to be billed for professional services rendered by our principal accountants for the audit of our annual financial statements for the ended December 31, 2011 and 2010 were $241,634 and $272,000, respectively. The reviews for the financial statements included in our quarterly reports on Form 10-Q during the fiscal years ended December 31, 2011 and 2010 were $229,577 and $323,606, respectively.

(b)	AUDIT-RELATED FEES

We incurred $248,509 fees for the fiscal years ended December 31, 2011 and $193,000 fees for the fiscal years ended December 31, 2010 for assurance and related services by our principal accountant that were reasonably related to the performance of the audit or review of our financial statements, and not reported under Audit fees above.

(c)	TAX FEES

The aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice, preparation and filing of tax returns and tax planning for the fiscal years ended December 31, 2011 and 2010 were $8,088 and $7,800.

(d)	ALL OTHER FEES

All other fees billed for the fiscal years ended December 31, 2010 and 2009 were $0 and $0. All other fees mainly include providing consent on registration statements and out of pocket expenses.

Pre-Approval Policies for Audit Services

The Audit Committee reviews and pre-approves all the audit related and non-audit related services provided by the independent auditor.

Recommendation of the Board

The Board unanimously recommends a vote FOR ratification of the selection of MSCM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Proposals of stockholders intended to be presented at our next annual meeting must be received by Laurent Luo at 6 Youyi Dong Lu, Han Yuan 4 Lou, Xi’An, Shaanxi Province 710054, People’s Republic of China by June 6, 2013 to be considered for inclusion in our proxy statement relating to that meeting. If we change the date of our next annual meeting by more than 30 days from the date of this year’s annual meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials for that next annual meeting. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K is also made available on our website at http://www.chldinc.com/chld_en/ after it is filed with the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Annual Meeting other than as stated in the accompanying Notice of Annual Meeting of Stockholders and as described in this Proxy Statement. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

October 4, 2012	By Order of the Board of Directors

/s/ Pingji Lu
Chairman

CHINA HOUSING & LAND DEVELOPMENT, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 26, 2012

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CHINA HOUSING & LAND DEVELOPMENT, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated October 4, 2012, and hereby constitutes and appoints Mr. Pingji Lu, the Company’s Chairman of the Board, and Mr. Xiaohong Feng, the Company’s Chief Executive Officer, or either of them acting singularly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders to be held on October 26, 2012 (the “Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors all the nominees listed below by checking the box on the right: ☐

Pingji Lu

Xiaohong Feng

Cangsang Huang

Yusheng Lin

Heung Sang Fong

Albert McLelland

Suiyin Gao

Withhold authority for any of the following by  checking the box to the left of the name:

☐	Pingji Lu

☐	Xiaohong Feng

☐	Cangsang Huang

☐	Yusheng Lin

☐	Heung Sang Fong

☐	Albert McLelland

☐	Suiyin Gao

2.	Approve the ratification of MSCM, as the Company’s independent registered public accountants for fiscal year 2012.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE RATIFICATION OF THE SELECTION OF MSCM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. IN THEIR DIRECTION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED OCTOBER 4, 2012 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated October 4, 2012, and the 2011 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope.

Name

Name (if joint)

Date ____________, 2012

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Appendix A

CHINA HOUSING & LAND DEVELOPMENT, INC.

AUDIT COMMITTEE CHARTER

(as adopted on  November 8 , 2007)

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) has the oversight responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee.  The initial members of the Committee shall be appointed by the Board and thereafter the Committee members shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall be comprised of at least three directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Securities and Exchange Commission (the “SEC”) and applicable law.  All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member’s financial sophistication.  Further, at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC. The Board shall designate one member as Chair of the Committee.  The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.  Committee members may be removed from the Committee, with or without cause, by the Board.

Notwithstanding the immediately preceding paragraph, one director who is not “independent” under the rules of Nasdaq, who does not accept any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, who is not an “affiliate” of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and who is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, shall have determined that such individual’s membership on the Committee is required by the best interests of the Company and its stockholder, and the Board discloses, in the next annual meeting proxy statement (or Form 10-KSB if no proxy statement is filed) subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any such member appointed to the Committee pursuant to this exception may only serve for up to two years and may not chair the Committee.

Audit committee members shall not simultaneously serve on the audit committees of more that two other public companies.

Purpose

The purpose of the Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.  The Committee’s oversight responsibilities relates to (1) the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders, (2) the Company’s retention of its independent auditor, including oversight of the terms of their engagement and their performance, qualifications and independence and (3) the performance of the Company’s internal controls and disclosure controls.  The Committee shall prepare the report of the Committee included in the Company’s annual proxy statement as required by the SEC.  In addition, the Committee provides an avenue for communication among the independent auditor, financial management and the Board.

Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight.  Committee members are not full-time employees and are not performing the functions of management or auditors.  Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function and internal accounting controls.  The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles, reviewing the Company’s quarterly financial statements in accordance with Statement of Accounting Standards No. 100 and auditing annually management’s assessment of the effectiveness of internal control over financial reporting.  It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations.  Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors.  The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest  that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall hold meetings once every fiscal quarter, or more frequently if deemed necessary or desirable by the Chair.  The Committee shall hold executive sessions of its independent members (if the Committee should have any member that is not independent) at least twice a year.  In addition, the Committee shall meet at least annually with the Company’s Chief Financial Officer and the independent auditor to discuss any matters that the Committee or any of these persons or firms believe should be discussed.  The Committee may, at its discretion, request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any member of, or consultant to, the Committee.

Duties and Powers

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities.  The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Auditor

1.	Appoint, approve audit fees for, retain and oversee the Company’s independent auditor. Review the performance and audit fee arrangements of the independent auditor at least annually.

2.	Appoint, approve audit fees for, retain and oversee any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit review or attestation services.

3.	Review and provide prior approval of all audit and non-audit services to be provided by the independent auditor.

4.	Ensure that the independent auditor prepare and deliver at least annually a formal written statement delineating all relationships between the independent auditor and the Company addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

5.	Discuss with the independent auditor any disclosed relationships or services that may impact the quality of audit services or the objectivity and independence of the independent auditor and recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

6.	Obtain and review at least annually a report by the independent auditor describing: (a) the audit firm’s internal quality-control procedures, (b) any issues material to the Company’s audit raised (i) by the most recent internal quality-control review or peer review of the audit firm or (ii) by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carries out by such independent auditor, and (c) any steps taken to deal with any such issues.

7.	Obtain from the independent auditor assurance that their audit of the Company’s financial statements was conducted in accordance with auditing standards generally accepted in the United States.

8.	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

9.	Confirm that the Company’s independent auditor have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Company’s audit.

10.	When and to the extent required by the rules of the SEC, obtain and review at least annually an attestation to and a report from the Company’s independent auditor regarding management’s assessment of the effectiveness of the Company’s internal control over financial reporting to be included in the Company’s Annual Report on Form 10-K, in advance of such filing.

11.	Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent auditor a timely report describing (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) other material written communications between the independent auditor and the management of the Company, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to attention of the independent auditor in the course of their audit.

12.	Obtain and review a formal written statement from the independent auditor of the fees billed in each of the two prior fiscal years for (i) the audit of the Company’s annual financial statements and the reviews of the quarterly financial statements or services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditor, in the aggregate and by each service.

13.	Monitor compliance with regulatory requirements applicable to the hiring of employees and former employees of the independent auditor.

Financial Statements, Controls and Reports

14.	Obtain, review and approve, if applicable, a timely analysis from management relating to any significant proposed or contemplated changes to the Company’s accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

15.	Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

16.	Review and discuss with management the annual report on internal control over financial reporting included in the Company’s Annual Report on Form 10-K.

17.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as then in effect.

18.	Periodically discuss with the independent auditor, without management being present, (a) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (b) the completeness and accuracy of the Company’s financial statements.

19.	Review the Company’s annual and quarterly consolidated financial statements with management and the independent auditor prior to the first public release of the Company’s financial results for such year or quarter and review any “pro forma” or “adjusted” non-GAAP information included in such release.

20.	Review the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of the filings of such report.

21.	Meet periodically with management and/or the independent auditor to:

•	Review the annual audit plans of the independent auditor;

•	Discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements, including any material audit problems, disagreements or difficulties and responses by management;

•	Understand the significant judgments made and alternatives considered in the Company’s financial reporting, including the appropriateness of the alternative ultimately chosen; and

•	Discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks.

22.	Review with the Company’s external counsel any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Reporting and Recommendations

23.	Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report to Stockholders and on Form 10-K for filing with the SEC, or the quarterly financial statements be included in the Company’s Quarterly Reports on Form 10-Q.

24.	Prepare any report of the Committee, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company’s annual proxy statement for its annual meeting.

25.	Maintain minutes or other records of meetings and activities of the Committee.

26.	Report the Committee’s activities to the Board on a regular basis (in no event less than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

27.	Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

28.	Review, administer and approve (a) any change in or waiver to the Company’s code of ethics for its principal executive and senior financial officers and (b) any disclosure made on Form 8-K regarding any such change or waiver.

29.	Review and provide prior approval of all transactions or arrangements required to be disclosed pursuant to SEC Regulation S-K, Item 404, between the Company and any of its directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.

30.	Discuss with management and/or the independent auditor as appropriate, any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

31.	Request assurances from management, and the Company’s internal auditor that the Company’s foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions.

32.	Consider any evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent of the Company reported to the Committee by any attorney employed by or performing legal services for the Company.

33.	Take such other actions as the Committee or the Board may deem necessary or appropriate.

34.	Review the Committee’s performance of all of its duties on at least an annual basis.

Resources and Authority

The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel, independent auditor or other experts, as it deems or appropriate, without seeking the approval of the Board or management.

The Committee shall have appropriate funding as determined by the Committee, in its capacity as a committee of the Board, for payment of:

1.	compensation to the independent auditor and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

2.	compensation of any advisers employed by the Committee; and

3.	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annual Review

The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee.  Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present.  A quorum shall consist of at least 50% of the members of the Committee.

Appendix B

CHINA HOUSING & LAND DEVELOPMENT, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(as adopted on  November 8 , 2007)

The Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) shall have the responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee.  The Committee shall be comprised of at least three “independent” directors as defined by the Nasdaq Stock Market, Inc. (“Nasdaq”).  The initial members of the Committee shall be appointed by the Board.  Candidates to fill subsequent vacancies on the Committee shall be appointed by the Board based upon nominations made by the Committee.  The Board shall designate one member as Chair of the Committee.  Committee members may be removed from the Committee, with or without cause, by the Board.  Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Notwithstanding the foregoing, if the Committee is comprised of at least three members, one director who is not independent (as defined in the Nasdaq Rules) and is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement, or Form 10-K if no proxy statement is filed, subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any such member appointed to the Committee pursuant to this exception may only serve up to two years.

Purpose

The primary purposes of the Committee are to:

•	identify qualified candidates to become Board members;

•	select or recommend to the Board the individuals to be nominated for election as directors at any meeting of stockholders called for such purpose and the persons to be elected by the Board to fill any vacancies on the Board;

•	oversee the evaluation of the Board; and

•	review annually the Company’s Corporate Governance Guidelines (the “Guidelines”) adopted by the Board.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Chair deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote.  The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be necessary or appropriate.  Notwithstanding the foregoing, the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

Duties and Powers

1.	Except where the Company is legally required by contract, by law or otherwise to provide third parties with the right to nominate directors, the Committee shall be responsible for selecting or recommending to the Board (or directly to the stockholders) the nominees for election as directors at any meeting of stockholders called to that purposes and the persons to be elected by the Board to fill any vacancies on the Board (including any vacancy created by an increase in the size of the board). In making such selections or recommendations, the Committee shall consider candidates proposed by stockholders. The Committee shall review and evaluate information available to it regarding candidates proposed by stockholders and shall apply the same criteria, and shall follow substantially the same process in considering them, as it does in considering other candidates.

2.	The Board’s criteria for selecting directors are as set forth in the Guidelines. The Committee shall use such criteria and the principles set forth in the Guidelines to guide its director selection process. The Committee shall be responsible for reviewing with the Board, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. The Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

3.	In the case of a director nominee to fill a Board vacancy created by an increase in the size of the Board, the Committee shall select or make a recommendation to the Board (or directly to the stockholders) as to the class of directors in which the individual should service.

4.	The Committee shall be responsible for selecting or recommending to the Board the directors to be appointed to each committee of the Board. In nominating a candidate for committee membership, the Committee shall take into consideration the criteria approved by the Board, and the factors set forth in the charter of that committee, if any, as well as any other factors it deems appropriate, including without limitation the consistence of the candidates’ experience with the goals of the committees.

5.	The Committee shall review the Guidelines at least once a year.

6.	The Committee shall assist management in the preparation of the disclosure in the Company’s annual proxy statement regarding the operations of the Committee.

7.	The Committee shall maintain minutes or other records of meetings and activities of the Committee.

8.	The Committee shall oversee the Board in the Board’s annual review of its performance and will make appropriate recommendations to improve performance.

9.	The Committee shall report the Committee’s activities to the Board on a regular basis (in no event less frequently than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

10.	The Committee shall review the Committee’s performance of all of its duties on an annual basis and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

11.	The Committee shall perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

Resources and Authority

The Committee shall have the resources and authority as are appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of search firms, special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.  With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present.  A quorum shall consist of at least 50% of the members of the Committee.

Appendix C

CHINA HOUSING & LAND DEVELOPMENT, INC.

COMPENSATION COMMITTEE CHARTER

(as adopted on   November 8 , 2007)

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of China Housing & Land Development, Inc. (the “Company”) shall have the responsibility, authority and duties described in this charter (the “Charter”).

Organization

This Charter governs the activities of the Committee.  The Committee shall be comprised of at least three “independent” directors as defined by the Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable law, including at least two such directors who constitute “outside directors” within the meaning of Internal Revenue Code Section 162(m) and “Non-Employee Directors” under Rule 16b-3 of the Securities Exchange Act of 1934. The initial members of the Committee shall be appointed by the Board and thereafter the Committee members shall be appointed annually by the Board of Directors upon the recommendation of the Nominating and Corporate Governance Committee.  The Board shall designate one member as Chair of the Committee.  Committee members may be removed from the Committee, with or without cause, by the Board.  Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

Notwithstanding the foregoing, if the Committee is comprised of at least three members, one director who is not independent (as defined in the Nasdaq rules) and is not a current officer or employee, or a spouse, parent, child or sibling, whether by blood, marriage or adoption, of, or a person who has the same residence as, any current officer or employee, may be appointed to the Committee if the Board, under exceptional and limited circumstances, determines that such individual’s membership on the Committee is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual meeting proxy statement, or Form 10-K if no proxy statement is filed, subsequent to such determination, the nature of the relationship, and the reasons for the determination.  Any member appointed to the Committee pursuant to this exception may only serve up to two years.

Purpose

The Committee discharges the Board’s responsibilities relating to compensation of the Company’s executives and produces an annual report on executive compensation for inclusion in the Company’s proxy statement.  The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of stockholder interests.  The Committee shall ensure that the Company’s compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.

Meetings

The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings.  The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.

The Committee shall meet on a regularly scheduled basis at least two times per year and more frequently as the Chair deems necessary or desirable.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote.  The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate.  Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director that is not a member of the Committee.

Duties and Powers

The Committee has the responsibility and authority to supervise and review the affairs of the Company as they relate to compensation and benefits. The following shall be the principal recurring functions of the Committee in carrying out its responsibilities:

•	The Committee shall, at least annually, review the compensation philosophy of the Company.

•	Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives and determine, or recommend to the Board for determination, the level of the Chief Executive Officer’s compensation based upon this evaluation. The Chief Executives Officer may not be present during such evaluation and deliberation. The Committee shall have sole authority to determine the Chief Executive Officer’s compensation.

•	Determine, or recommend to the Board for determination, the base and incentive compensation of the other executive officers and senior officers of the Company with a rank of Vice President or above.

•	Make recommendations to the Board with respect to equity-based compensation plans.

•	Administer the Company’s stock option, stock incentive, and other stock compensation plans as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•	Approve any issuance under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plans or parallel nonqualified plans pursuant to which a director, officer, employee or consultant will acquire stock or options.

•	Approve any issuance under, or any material amendment of, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual’s entering into employment with the Company, will acquire stock or options.

•	In consultation with management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

•	Review, approve or make recommendations on executive employment agreements or any severance or similar termination payments proposed to be made to any current or former executive officer of the Company.

•	Prepare the annual report of the Compensation Committee on Executive Compensation required to be included in the proxy statement for the Company’s annual meeting of stockholders.

•	Review periodically the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.

•	Determine the Company’s policy with respect to change of control or “parachute” payments.

•	Maintain minutes or other records of meetings and activities of the Committee.

•	Report the Committee’s activities to the Board on a regular basis (in no event less frequently than once a year) and make such recommendations with respect to such activities as the Committee or the Board may deem necessary or appropriate.

•	Review the Committee’s performance of all of its duties on at least an annual basis and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

•	Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company’s compensation programs.

Resources and Authority

The Committee shall have such resources and authority as are appropriate to discharge its responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management. The Committee shall have the sole authority to select, retain and terminate any compensation consultant or expert hired to assist in the evaluation of Chief Executive Officer, executive or senior officer or director compensation.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members.  In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code.

Operating Procedures

Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.